Exhibit 10.1

AMENDED AND RESTATED PROMISSORY NOTE

$2,330,933.25	Effective as of June 17, 2026 (the “Effective Date”)

FOR VALUE RECEIVED, AGGIELAND-PARKS, INC., a Texas corporation (whether one or more, “Borrower”), hereby promises to pay to the order of CENDERA BANK, a Texas state bank, successor to Cendera Bank, N.A., a national banking association (together with its successors and assigns and any subsequent holders of this Promissory Note, the “Lender”), as hereinafter provided, the principal sum of TWO MILLION THREE HUNDRED THIRTY THOUSAND NINE HUNDRED THIRTY-THREE AND 25/100 DOLLARS ($2,330,933.25) or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the Note Rate (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Amended and Restated Promissory Note, the following terms shall have the following meanings:

1M SOFR or Index: The interest rate on this Note is subject to change from time to time based on changes in the CME 1-month term SOFR which is an independent index. The Index is a broad measure of the one-month cost of borrowing cash collateralized by Treasury securities. The Index is currently published by the CME Group Benchmark Administration (the “1M SOFR Administrator”) on its website each Business Day. The Index is not necessarily the lowest rate charged by Lender on its loans. The Index interest rate on this Note will change every month on the date of the month corresponding Payment Date, and the Index will be determined two (2) Business Days prior to each Reset Date. The Index currently is 3.64% per annum.

1M SOFR Discontinuance Event: As defined in Section 2.13(b) of this Note.

1M SOFR Termination Date: As defined in Section 2.13(b) of this Note.

Additional Costs: As defined in Section 2.13(a) of this Note.

Adjusted SOFR Term Rate: With respect to any Interest Rate Period, the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Lender to be equal to the quotient of (a) the SOFR Term Rate applicable to such Interest Rate Period divided by (b) one (1) minus the Reserve Requirement as of the Determination Date applicable to such Interest Rate Period.

Borrower: As identified in the introductory paragraph of this Note.

Business Day: A weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas, are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein shall mean calendar days.

Debtor Relief Laws: As defined in the Loan Agreement.

Default Interest Rate: An interest rate per annum equal to the Note Rate plus five percent (5%), but in no event in excess of the Maximum Lawful Rate.

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Determination Date: The day that is (i) for the Initial Interest Rate Period, the date of this Note, and (ii) for each subsequent Interest Rate Period, the first (1st) day of such Interest Rate Period (i.e., the first (1st) day of each calendar month), or the immediately preceding U.S. Government Securities Business Day if the first (1st) day of such calendar month is not a U.S. Government Securities Business Day.

Event of Default: As defined in the Loan Agreement.

Indebtedness: As defined in the Loan Agreement.

Lender: As identified in the introductory paragraph of this Note.

Loan Agreement: That certain Loan Agreement dated as of September 30, 2024, by and between Borrower and Lender as such agreement may have been modified, supplemented, restated, extended, amended or renewed and in effect from time to time.

Loan Documents: As defined in the Loan Agreement.

Maturity Date: June 1, 2033; subject, however, to the right of acceleration as provided in the Loan Documents.

Maximum Lawful Rate: The maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

Mortgaged Property: As defined in the Loan Agreement.

Note: This Amended and Restated Promissory Note.

Note Rate: The lesser of (a) the Maximum Lawful Rate, or (b) the Index plus two and seven-tenths percent (2.70%) (i.e., plus two hundred seventy (270) basis points) or, if applicable, the Alternative Rate plus the Alternative Spread. The initial Note Rate is 6.34% per annum.

Original Note: That certain Promissory Note dated September 30, 2024, in the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000), executed and delivered by Borrower payable to the order of Lender, evidencing the Loan (together with any and all renewals, modifications, reinstatements, enlargements or extensions thereof).

Outstanding Principal Balance: The amount of principal then advanced and outstanding and payable from Borrower to Lender in accordance with this Note and/or the Loan Agreement.

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Payment Date: The first (1st) day of each and every calendar month during the term of this Note.

Person: As defined in the Loan Agreement.

Rate Conversion Agreement: The Rate Conversion Agreement attached hereto as Exhibit A.

Regulation D: Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

Regulatory Change: As defined in Section 2.13(a) of this Note.

Replacement Rate: As defined in Section 2.13(b) of this Note.

Replacement Spread: As defined in Section 2.13(b) of this Note.

Reserve Requirement: On any day, that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Federal Reserve System for determining the reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Lender, including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D with respect to “Eurocurrency Liabilities” as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency Liabilities or Eurocurrency funding (or other category of liabilities which includes overnight repurchase facilities by reference to which the SOFR Term Rate is determined or extrapolated, or any category of extensions of credit which includes loans by a non-United States office of Lender to United States residents).

SOFR Term Loan: As defined in Section 2.13(a) of this Note.

U.S. Government Securities Business Day: Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in the U.S. government securities.

Section 1.2 Capitalized Terms. Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to each such term in the Loan Agreement.

Section 1.3 Additional Definitions. As used herein, the following terms shall have the following meanings: (i) “hereof,” “hereby,” “hereto,” “hereunder,” “herewith” and similar terms mean of, by, to, under and with respect to this Note or to the other documents or matters being referenced; (ii) “heretofore” means before, “hereafter” means after, and “herewith” means concurrently with the date of this Note; (iii) all pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require; (iv) “including” means including, without limitation; and (v) all terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II

INTEREST RATE AND PAYMENT TERMS

Section 2.1 Interest Rate. Interest on the Outstanding Principal Balance shall accrue at the Note Rate. Upon (i) the occurrence and during the continuation of an Event of Default or (ii) at all times after the Maturity Date (by acceleration or otherwise), in addition to any other remedies then available to Lender, the Outstanding Principal Balance shall bear interest at the Default Interest Rate.

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Section 2.2 Payment of Principal and Interest.

(a) All accrued but unpaid interest on the Outstanding Principal Balance shall be due and payable in monthly installments beginning on July 1, 2026, and continuing on each Payment Date thereafter through and including the Maturity Date.

(b) Monthly payments of principal, based on a twenty-five (25) year amortization, shall be due and payable as shown in the Rate Conversion Agreement. Whenever increases occur in the Note Rate, Lender, at its option, may increase Borrower’s payments to ensure Borrower’s loan will pay off according to its original amortization schedule.

(c) The Outstanding Principal Balance and any and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date.

Section 2.3 Application. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in accordance with the provisions of the Loan Agreement.

Section 2.4 Payments. All payments under this Note and the Loan Agreement made to Lender shall be made in immediately available funds at 615 E. Bells Blvd., Bells, TX 75414 (or at such other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. (Dallas, Texas time), as applicable, at said place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11:00 a.m. (Dallas, Texas time), as applicable, on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the immediately succeeding Business Day. Any such extension of time for payment may, at Lender’s sole discretion, be included in computing accrued interest and may, at Lender’s sole discretion, be payable in connection with such payment.

Section 2.5 Computation Period. Except for the computation of the Maximum Lawful Rate which shall be undertaken on the basis of a three hundred sixty-five (365) or three hundred sixty-six (366) day year, as the case may be, interest on the Indebtedness shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 2.4 hereof.

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Section 2.6 Prepayment. Subject to the terms of this Section 2.6 and upon not less than thirty (30) days’ prior written notice to Lender, Borrower shall have the right to prepay, at any time and from time to time, without fee, premium or penalty, the entire Outstanding Principal Balance or any portion thereof, together with the amount of all then accrued but unpaid interest; provided, however, that in connection with any prepayment which is not made on a Payment Date, such prepayment must be accompanied by payment of all interest which would have otherwise accrued on the Outstanding Principal Balance through the period of time until the next succeeding Payment Date. Any tender of funds by Borrower characterized as a prepayment may be allocated by Lender to such outstanding amounts due hereunder or under the Loan Agreement as Lender may elect, including, without limitation, an application first to any costs or expenses as may then be owing by Borrower to Lender. Any such partial payments of principal shall be applied in an inverse order of maturity to the last maturing installment(s) of principal. Notwithstanding anything to the contrary, so long as any swap agreement or hedge transaction is in effect between Borrower and Lender or any affiliate of the Lender, any prepayment of this Note in whole or in part shall be governed by the terms of the swap agreement or hedge transaction referenced above.

Section 2.7 Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

Section 2.8 Partial or Incomplete Payments. Remittances in payment of any part of this Note other than in the required amount in immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

Section 2.9 Reserved.

Section 2.10 Reserved.

Section 2.11 No Revolver Features. It is expressly agreed and understood that this Note does not evidence a revolving facility and that no principal amount prepaid or otherwise paid by Borrower may be reborrowed by Borrower.

Section 2.12 Dishonored Check Fee. In addition to any other remedies available to Lender hereunder, in the event Borrower should make payment hereunder using a check which is dishonored, Lender may charge and Borrower shall pay an additional $30.00 processing fee for each check so dishonored.

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Section 2.13 Additional Costs and Replacement Rate.

(a) Borrower shall pay to Lender from time to time such amounts as Lender may determine to be necessary to compensate Lender for any costs incurred by Lender which Lender determines are attributable to its making or maintaining all or any portion of the indebtedness evidenced hereby as bearing an interest rate in reference to the SOFR Term Rate (a “SOFR Term Loan”), or any reduction in any amount receivable by Lender under the Loan Documents (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any change after the date of this Note in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including Lender under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (“Regulatory Change”), which: (1) changes the basis of taxation of any amounts payable to Lender under this Note in respect of any such indebtedness (other than taxes imposed on the overall net income of Lender by the jurisdiction where Lender’s principal office or applicable lending office is located); or (2) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lender; or (3) imposes any other condition affecting this Note (or any of such extensions of credit or liabilities); provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to “Basel III”, shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented. Lender will notify Borrower of any event occurring after the date of this Note that will entitle Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Lender for purposes of this Section 2.13(a) of the effect of any Regulatory Change, and of the additional amounts required to compensate Lender in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

(b) In the event Lender determines, in Lender’s sole and reasonable discretion, that (i) 1M SOFR ceases to be published, is officially abolished or discontinued, (ii) is no longer readily available or regularly updated (iii) is no longer the industry standard financial benchmark for this type of agreement, (iv) is replaced in the general marketplace by an alternative index for such purposes; or (v) any Governmental authority with jurisdiction over Lender declares it unlawful or prohibits the Lender from referencing 1M SOFR in its loan documentation (“1M SOFR Discontinuance Event”), then at Lender’s sole option, all references in this Note to 1M SOFR shall be replaced by a comparable equivalent or replacement benchmark rate or index as determined by Lender in Lender’s sole reasonable discretion, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities, which may include any selection, endorsement or recommendation by a Governmental authority (“Replacement Rate”), and the applicable interest rate will be replaced with a floating rate equal to such Replacement Rate, plus a spread or margin (“Replacement Spread”) in the amount that, when added to the Replacement Rate in effect as of the date of 1M SOFR Discontinuance Event (the “1M SOFR Termination Date”), would result in the new floating rate being substantially equivalent, in the opinion of Lender, to the original applicable interest rate in effect immediately prior to 1M SOFR Termination Date. Lender shall promptly notify Borrower of the determination of the Replacement Rate and the Replacement Spread as soon as practicable on or before 1M SOFR Termination Date, and such Replacement Rate and Replacement Spread shall be conclusive and binding upon the parties hereto on 1M SOFR Termination Date. If there is any ambiguity as to the date of occurrence of 1M SOFR Termination Date, the Replacement Rate determination or the spread or index, Lender’s judgement will be dispositive.

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Section 2.14 Hedge. All swap agreements or hedge transactions, if any, between Borrower and Lender or its affiliates are independent agreements and governed by the written provisions of said swap or hedge agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Note, except as otherwise expressly provided in said written swap agreements or hedge agreements, and any payoff statement from Lender relating to this Note shall not apply to said swap or hedge agreements except as otherwise expressly provided in such payoff statement. Any penalty fees, or expenditures resulting from said swap or hedge agreement even if incurred by or paid by Lender on behalf of Borrower shall be the responsibility of Borrower and included in the indebtedness of this Note and related documentation.

ARTICLE III

EVENTS OF DEFAULT AND REMEDIES

Section 3.1 Event of Default and Remedies. Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, presentment for payment, demand, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES) (i) to declare the entire Outstanding Principal Balance hereof, (including all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest and other charges thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity; (ii) to foreclose any liens and security interests securing payment hereof or thereof (including any liens and security interests covering any portion of the Mortgaged Property); and (iii) to exercise any of Lender’s other rights, powers, recourses and remedies under this Note, under any other Loan Document or at law or in equity, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, singly, successively or concurrently against Borrower or others obligated for the repayment of this Note or any part hereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property or any portion thereof. This Note is also subject to acceleration as provided in the Loan Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 No Waiver; Amendment. No failure to accelerate the Indebtedness by reason of an Event of Default hereunder, acceptance of a partial or past due payment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the Indebtedness or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted under this Note, under any of the other Loan Documents or by any applicable laws. Borrower hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any Person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender specifically, unequivocally and expressly agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification is sought.

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Section 4.2 WAIVERS. EXCEPT AS SPECIFICALLY PROVIDED IN THE LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE OR BY THE OTHER LOAN DOCUMENTS.

Section 4.3 Interest Provisions.

(a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents; (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the Maturity Date and/or the maturity of the Indebtedness; or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the amount that should have been charged if calculated at the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts theretofore collected by Lender in excess of the amount that should have been collected if calculated at the Maximum Lawful Rate shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Indebtedness has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the amount that should have been received if calculated at the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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(b) Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

Section 4.4 Use of Funds. Borrower hereby warrants, represents and covenants that (i) the Loan is made to Borrower solely for the purpose of acquiring or carrying on a business or commercial enterprise; (ii) all proceeds of this Note shall be used only for business and commercial purposes; and (iii) no funds disbursed hereunder shall be used for personal, family, agricultural or household purposes.

Section 4.5 Further Assurances and Corrections. From time to time, at the request of Lender, Borrower will (i) promptly correct any defect, error or omission which may be discovered in the contents of this Note or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file (or cause to be executed, acknowledged, delivered, recorded and/or filed) such further documents and instruments (including, as applicable, further deeds of trust, mortgages, security agreements, financing statements, continuation statements and assignments of rents) and perform such further acts and provide such further assurances as may be reasonably necessary, desirable or proper, in Lender’s opinion, (a) to carry out more effectively the purposes of this Note and the other Loan Documents and the transactions contemplated hereunder and thereunder, (b) to confirm the rights created under this Note and the other Loan Documents, (c) to protect and further the validity, priority and enforceability of this Note and the other Loan Documents and the liens and security interests created thereby, and (d) to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents; and (iii) pay all costs in connection with any of the foregoing.

Section 4.6 WAIVER OF JURY TRIAL. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

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Section 4.7 Governing Law; Submission to Jurisdiction.

(a) It is the intention of the parties hereto that this Note shall be governed by and construed in accordance with the laws of the State of Texas (without regard to principles of choice of laws or conflict of laws); provided, however, to the extent that any such state laws may now or hereafter be preempted by federal law, such federal law shall so govern and be controlling.

(b) Borrower, for itself and its successors and assigns, hereby irrevocably (i) submits to the nonexclusive jurisdiction of the state and federal courts sitting in the State of Texas; (ii) waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with this Note or any Loan Document brought in the District Court of Dallas County, Texas, or in the United States District Court for the District and Division thereof located in Dallas County, Texas; (iii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum; and (iv) agrees that any legal proceeding against any party to any of the Loan Documents arising out of or in connection with any of the Loan Documents may be brought in one of the foregoing courts. Borrower agrees that service of process upon Borrower may be made by certified or registered mail, return receipt requested, at its address specified in the Loan Agreement. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of Borrower’s property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Borrower acknowledges that these waivers are a material inducement to Lender’s agreement to enter into the agreements and obligations evidenced by the Loan Documents and that Lender has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this Section 4.7 are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications or replacements in respect of any and all of the applicable Loan Documents. In connection with any litigation, this Note may be filed as a written consent to a trial by the court.

Section 4.8 Relationship of the Parties. Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, that may exist or have existed, the relationship between Borrower and Lender is solely that of debtor and creditor. Borrower and Lender are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor. Lender has no fiduciary or other special relationship with or duty to Borrower and none is created hereby or may be inferred from any course of dealing, conduct, act or omission of Lender.

Section 4.9 Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other Persons claiming by, through or under them. The terms “Borrower” and “Lender” as used hereunder shall be deemed to include their respective successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other Persons claiming by, through or under them.

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Section 4.10 Joint and Several Liability. If Borrower consists of more than one Person, each shall be jointly and severally liable to perform the obligations of Borrower under this Note.

Section 4.11 Time is of the Essence. Time is of the essence with respect to all provisions of this Note and the other Loan Documents.

Section 4.12 Headings. The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles, Sections or Subsections.

Section 4.13 Controlling Agreement. In the event of any conflict between the provisions of this Note and the Loan Agreement, it is the intent of Borrower and Lender that the provisions of the Loan Agreement shall control. In the event of any conflict between the provisions of this Note and any of the other Loan Documents (other than the Loan Agreement), it is the intent of Borrower and Lender that the provisions of this Note shall control. Borrower and Lender each acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Note and the other Loan Documents and that this Note and the other Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

Section 4.14 Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be in accordance with the notice provisions of the Loan Agreement.

Section 4.15 Severability. If any provision of this Note or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other Persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

Section 4.16 Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of Borrower given to Lender that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a lien upon and a right of setoff against all money, securities and other property of Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

Section 4.17 Costs of Collection. If any holder of this Note retains an attorney-at-law in connection with any Default or at maturity or to collect, enforce or defend this Note or any part hereof, or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to the Outstanding Principal Balance hereof and all interest thereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including reasonable attorneys’ fees.

Section 4.18 Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

Section 4.19 NO ORAL AGREEMENTS. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG BORROWER AND LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND LENDER. THE PROVISIONS HEREOF AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BORROWER AND LENDER.

Section 4.20 Amendment and Restatement. This Note constitutes an amendment and restatement of the Original Note, but is not intended to execute or satisfy the indebtedness evidenced by the Original Note or create a novation thereof.

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EXECUTED to be effective as of the date first written above.

BORROWER:

AGGIELAND-PARKS, INC.,
a Texas corporation

By:
Name:	Geoff Gannon
Title:	President

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